Alloy Online, Inc. has omitted from this Exhibit 10.27 portions of the Agreement for which Alloy Online, Inc. has requested confidential treatment from the Securities and Exchange Commission. The portions of the Agreement for which confidential treatment has been requested have been filed separately with the Securities and Exchange Commission. Such omitted portions have been marked with an asterisk.


                                                                   EXHIBIT 10.27

                               LADENBURG THALMANN

                                                              April 6, 1998

James K. Johnson
Matthew C. Diamond
Samuel A. Gradess
ALLOY Designs, Inc.
115 W. 30th Street
Suite 302
New York, NY  10001

Gentlemen:

     We are writing this letter to confirm our agreement ("Agreement") that Ladenburg Thalmann & Co. Inc. ("Ladenburg") has been engaged by ALLOY Designs, Inc. (the "Company") as its exclusive agent in connection with the proposed financing as represented in the attached term sheet (the "Term Sheet") of approximately $[ ]* million of debt of the Company (the "Financing").

     This Agreement shall become effective upon the execution hereof by both the Company and Ladenburg, and the term of this Agreement and the appointment provided for herein shall end sixty (60) days after the date of such execution by the Company (the "Term") subject to the provisions described in Section VII below.

I.   PERFORMANCE OF SERVICES

     Ladenburg's services shall be to act as agent in connection with the Financing and assist in the negotiation and securing of the Financing.

II.  COMPENSATION FOR SERVICES

A. If one or more Financings are consummated during the Term or within twelve months after the end of the Term with an investor or lender introduced to the Company by Ladenburg ("Covered Person") during the Term, the Company will pay or cause to be paid to Ladenburg a placement fee (the "Placement Fee") equal to [ ]*% of the Financing payable upon the closing of each Financing. In no case shall the aggregate of the Placement Fees exceed
     $[   ]*. Prior to contacting any prospective investor or lender, Ladenburg shall identify such prospects to the Company.

B. Subject to the closing of the Financing, the Company agrees to reimburse Ladenburg for all reasonable out-of-pocket expenses incurred in carrying out the terms of this Agreement, including travel, telephone, facsimile, courier and computer time charges, attorneys' fees and disbursements. Such out-of-pocket expenses are limited to an
     aggregate of $[   ]* without prior approval from the Company. In the event
     that a Financing is not consummated, the Company agrees to reimburse Ladenburg for [ ]*% of all reasonable out-of-pocket expenses incurred in carrying out the terms of this Agreement, including travel, telephone, facsimile, courier and computer time charges, attorneys' fees and disbursements.

C. If the Company decides to commence an initial public offering of its common stock within 36 months of the date of the closing of the Financing, the Company will attempt to negotiate a mutually acceptable agreement with Ladenburg whereby Ladenburg will act as a manager for such initial public offering.

     The provisions of this section II shall survive the termination and expiration of this Agreement.

III. INDEMNIFICATION

     The Company and Ladenburg hereby agree to the terms and conditions of the Indemnification Agreement attached hereto as Appendix A with the same force and effect as if such terms and conditions were set forth at length herein.

IV.  COORDINATION OF EFFORTS

     In order to coordinate the efforts of both Ladenburg and the Company, and to maximize the possibility of consummating a Financing during the term of this Agreement, Ladenburg shall have the sole and exclusive authority to initiate and conduct discussions with Covered Persons. In the event that the Company, its directors, officers, employees or shareholders receive any inquiries from or conduct any discussions with Covered Persons concerning the availability of the Financing, such inquiries and discussions shall be promptly referred to Ladenburg.

V.   DISCLOSURE

     All descriptive memoranda have been provided to Ladenburg by the Company. All information provided by the Company to Ladenburg will be considered as confidential information and shall be maintained as such by Ladenburg, except as required by law until the same becomes known to the public without release thereof by Ladenburg.

     The Company agrees to provide to Ladenburg, among other things, all reasonable information requested or required by Ladenburg or a Covered Person, including, but not limited to, information concerning historical and projected financial results and possible and known litigation and other contingent liabilities of the Company. The Company also agrees to make available to Ladenburg such representatives of the Company, including, among others, directors, officers, employees, outside counsel and independent certified public accountants, as Ladenburg may reasonably request. The Company will promptly advise Ladenburg of any material changes in its business or finances. The Company represents that all information made available to Ladenburg by the Company, including, without limiting the generality of the foregoing, any placement memorandum or other information materials prepared by or approved by the Company, will be complete and correct in all material respects and will not contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statement therein not misleading in light of the circumstances under which such statements are made. In rendering its services hereunder, Ladenburg will be using and relying primarily on such information without independent verification thereof or independent appraisal of any of the Company's assets. Ladenburg does not assume responsibility for the accuracy or completeness of the information. Ladenburg will not initiate contact with or provide information to prospective purchasers without prior approval from the Company.

     Prior to the closing of an IPO by the Company and subject to the Company's prior review and approval, the Company authorizes Ladenburg to make public notice without identifying the Company by name or reference in the form of a "tombstone," at Ladenburg's expense, of any Financing concluded under this Agreement. After the closing of an IPO, the Company authorizes Ladenburg to make public notice in the form of a "tombstone," at Ladenburg's expense, of any Financing concluded under this Agreement.

VI.  TERMINATION

     This engagement may be terminated by the Company or by Ladenburg at any time after 60 days with or without cause upon written notice to that effect to the other party, but no such termination shall affect Ladenburg's right to compensation earned on or prior to such termination (including, without limitation, the Placement Fee described in section IIA hereof) and, subject to section IIB, Ladenburg shall be entitled to reimbursement of all reasonable expenses not previously reimbursed.

VII. ENTIRE AGREEMENT, ETC.

     This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes and cancels any prior communications, understandings and agreements between the parties. This Agreement cannot be changed, nor can any of its provisions be waived, except by written agreement signed by all parties hereto. This Agreement shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and Ladenburg. In the event of a dispute between Ladenburg and the Company with respect to this Agreement, the prevailing party shall be entitled to recover its cost of reasonable attorney and court fees. A telecopy of a signed original of this Agreement shall be sufficient to bind the parties whose signatures appear hereon.

VIII. GOVERNING LAWS AND JURISDICTION

     This Agreement shall be governed by and construed to be in accordance with the laws of the State of New York applicable to contracts made and to be performed solely within New York State (without applying New York's choice of laws or conflicts of law provisions). Any dispute arising out of this Agreement shall be adjudicated in the courts of the State of New York or in the


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                                       -4-

federal courts sitting in New York. The parties each agree that service may be made upon each of them by registered or certified mail (return receipt requested).

IX.  ACCEPTANCE

     Please confirm that the foregoing is in accordance with your understanding by signing on behalf of the Company and returning an executed copy of this Agreement whereupon after execution by Ladenburg it shall become a binding agreement between the Company and Ladenburg.

                                                Very truly yours,

                                                LADENBURG THALMANN & CO. INC.



                                                By: /s/ Peter M. Graham
                                                   ----------------------------
                                                   Peter M. Graham
                                                   Vice Chairman
Accepted and agreed to:

ALLOY DESIGNS, INC.


By: /s/ Samuel A. Gradess
   ---------------------------
         (Signature)

Date: April 6, 1998
     -------------------------

                                                                      APPENDIX A

                            INDEMNIFICATION AGREEMENT


     Appendix A to Letter Engagement Agreement (the "Agreement"), dated
April 6,1998 by and between ALLOY Designs, Inc. (the "Company") and Ladenburg Thalmann & Co. Inc. ("Ladenburg").

     The Company agrees to indemnify and hold Ladenburg and its affiliates, control persons, directors, officers, employees and agents (each an "Indemnified Person") harmless from and against all losses, claims, damages, liabilities, costs or expenses, including those resulting from any threatened or pending investigation, action, proceeding or dispute whether or not Ladenburg or any such other Indemnified Person is a party to such investigation, action, proceeding or dispute, arising out of Ladenburg's entering into or performing services under this Agreement, or arising out of any matter referred to in this Agreement. This indemnity shall also include Ladenburg's and/or any such other Indemnified Person's reasonable attorneys' and accountants' fees and out-of-pocket expenses incurred in, and the cost of Ladenburg's personnel whose time is spent in connection with, such investigations, actions, proceedings or disputes which fees, expenses and costs shall be periodically reimbursed to Ladenburg and/or to any such other Indemnified Person by the Company as they are incurred; provided, however, that the indemnity herein set forth shall not apply where a court of competent jurisdiction has made a final determination that Ladenburg acted in a grossly negligent manner or engaged in willful misconduct in the performance of its services hereunder which gave rise to the loss, claim, damage, liability, cost or expense sought to be recovered hereunder (but pending any such final determination the indemnification and reimbursement provisions hereinabove set forth shall apply and the Company shall perform its obligations hereunder to reimburse Ladenburg and/or each such other Indemnified Person periodically for its, his or their fees, expenses and costs as they are incurred). The Company also agrees that neither Ladenburg nor any other Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with any act or omission to act by Ladenburg as a result of its engagement under this Agreement except for any such liability for losses, claims, damages, liabilities or expenses incurred by the Company that is found in a final determination by a court of competent jurisdiction to have resulted from Ladenburg's gross negligence or willful misconduct.

     If for any reason, the foregoing indemnification is unavailable to Ladenburg or any such other Indemnified Person or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by Ladenburg or any such other Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Company and its shareholders on the one hand and Ladenburg or any such other Indemnified Person on the other hand, but also the relative fault of the Company and Ladenburg or any such other Indemnified Person, as well as any relevant equitable considerations; provided that in no event will the aggregate contribution by Ladenburg and any such other Indemnified Person hereunder exceed the amount of fees actually received by

Ladenburg pursuant to this Agreement. The reimbursement, indemnity and contribution obligations of the Company hereinabove set forth shall be in addition to any liability which the Company may otherwise have and these obligations and the other provisions hereinabove set forth shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Ladenburg and any other Indemnified Person.

     The terms and conditions hereinabove set forth in this Appendix A shall survive the termination and expiration of this Agreement and shall continue indefinitely thereafter.

                                                LADENBURG THALMANN & CO. INC.



                                                 By: /s/ Peter M. Graham
                                                    --------------------------


ALLOY DESIGNS, INC.



By: /s/ Samuel A. Gredess
    --------------------------
Date: April 6, 1998
      ------------------------